UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011 (June 13, 2011)

Triangle Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00733	06-1798488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina		27612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 719-4770

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Company is filing this Current Report on Form 8-K/A (the “Form 8-K/A”) to add to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2011(the “8-K”), the final voting results for the proposal described herein.

Except as described above, no other changes have been made to the 8-K and this Form 8-K/A does not amend or update any other information in the 8-K. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the 8-K filing. Accordingly, this Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the date of the filing of the 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2011, Triangle Capital Corporation (the “Company”) reconvened its 2011 annual meeting of stockholders (the “Annual Meeting”), to consider for approval the proposal below.

Proposal 2 – Approval to Sell Shares Below Net Asset Value

A proposal to authorize the Company, pursuant to approval of its Board of Directors, to sell shares of its common stock during the next year at a price below the Company’s then current net asset value per share was approved. There were 5,472,756 broker non-votes. The following votes were taken in connection with this proposal:

For	Against	Abstain

10,011,628	1,472,288	164,564

This proposal was also approved by our non-affiliated stockholders by a vote of 9,037,680 shares for, 1,472,288 against, 164,564 abstained and 5,472,756 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triangle Capital Corporation

Date: June 15, 2011	By:	/s/ Steven C. Lilly
Steven C. Lilly
Chief Financial Officer